Exhibit 10.09

SUBORDINATED SENIOR SECURED CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. THE FOREGOING IN AND OF ITSELF SHALL NOT PROHIBIT THE SECURITIES FROM BEING PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

THIS NOTE IS SUBJECT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED ON OR ABOUT THE ISSUANCE DATE BY AND AMONG THE COMPANY, THE ORIGINAL HOLDER OF THIS NOTE AND THE OTHER PARTIES THERETO, A COPY OF WHICH MAY BE OBTAINED AT THE COMPANY’S PRINCIPAL OFFICE.

THE TRANSFERABILITY OF THIS NOTE AND THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING RIGHTS OF FIRST REFUSAL AND RESTRICTIONS AGAINST TRANSFERS) CONTAINED IN A CERTAIN STOCKHOLDERS AGREEMENT, AS AMENDED FROM TIME TO TIME, BETWEEN THE COMPANY AND THE HOLDER OF THIS NOTE (A COPY OF WHICH IS AVAILABLE AT THE OFFICES OF THE COMPANY FOR EXAMINATION).

RESONANT INC.

SUBORDINATED SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: June 17, 2013	Principal Amount: U.S. $2,400,000

FOR VALUE RECEIVED, Resonant Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Superconductor Technologies Inc., a Delaware corporation, or its permitted and registered assigns (“Holder”) the amount set out above as the Principal Amount (the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, prepayment or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section 25.

1.                                      PREPAYMENT. The Company may, at any time prior to the Maturity Date, prepay this Subordinated Senior Secured Convertible Note (including all Subordinated Senior

Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) in full, and in part, upon the written consent of the Holder. In the event the Company wishes to prepay this Note, it shall notify the Holder to obtain its consent.

2.                                      INTEREST RATE.  No interest shall accrue on or be payable under this Note.

3.                                      CONVERSION. This Note shall be convertible into validly issued, fully paid and non-assessable shares of Common Stock, on the terms and conditions set forth in this Section 3.

(a)                                 Mandatory Conversion — Qualifying IPO. Upon consummation of the Qualifying IPO, the Conversion Amount of this Note shall automatically convert, through no further action on the part of the Company or the Holder, into 700,000 shares of Common Stock (subject to adjustment as provided in Section 5).

(b)                                 Mandatory Conversion — Conversion of All Senior Notes. If all of the Senior Notes shall have converted into Common Stock in accordance with the terms of the Senior Notes, then the Conversion Amount of this Note shall automatically convert, through no further action on the part of the Company or the Holder, into 700,000 shares of Common Stock (subject to adjustment as provided in Section 5).

(c)                                  Optional Conversion. At any time after the date set out above as the Issuance Date (the “Issuance Date”), the Holder shall be entitled to convert the Conversion Amount of this Note into 700,000 shares of Common Stock (subject to adjustment as provided in Section 5).

(d)                                 Mechanics of Conversion.

(i)                                     Conversion; Issuance of Shares. To convert this Note pursuant to Section 3(c) above into shares of Common Stock on any date (a “Conversion Date”), the Holder shall deliver a copy of a fully-completed and executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company. On or before the fifth Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile an acknowledgment of confirmation, in the form attached hereto as Exhibit II, of receipt of such Conversion Notice to the Holder. On or before the tenth Business Day following the date of receipt of a Conversion Notice, or the triggering of a mandatory conversion pursuant to Sections 3(a) or 3(b) above, the Company shall issue and deliver to the Holder a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.

(ii)                                  Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the name and address of the holder of this Note and the principal amount hereof. The entries in the Register shall be conclusive and binding for all purposes absent manifest error. Upon its receipt of a written request to assign, transfer or sell all or part of this Note by the Holder in compliance with the terms hereof and any other applicable restrictions, the Company shall record the information contained therein in the Register and issue one or more new Notes in the same aggregate principal amount as the principal amount of the surrendered

Registered Note to the designated assignee or transferee pursuant to Section 14, provided that if the Company does not so record an assignment, transfer or sale (as the case may be) of all or part of this Note within two (2) Business Days of its receipt of such a request, then the Register shall be automatically updated to reflect such assignment, transfer or sale (as the case may be). The Holder and the Company shall maintain records showing the Principal converted and/or paid (as the case may be) and the dates of such conversion and/or payments (as the case may be) or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion; provided that the Holder and each prior Holder shall execute and deliver such documents as are reasonably requested by the Company to evidence the cancellation of this Note and in the event that the Holder and each prior Holder has not so delivered such executed documents, the Company reserves the right to demand physical surrender of the original Note upon conversion or a Lost Note Affidavit.

(iii)                               No Fractional Shares; Transfer Taxes. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer, stamp, issuance and similar taxes (but expressly including any income or similar taxes) that may be payable with respect to the issuance and delivery of Common Stock upon any conversion.

4.                                      RIGHTS UPON EVENT OF DEFAULT.

(a)                                 Event of Default.  Each of the following events shall constitute an “Event of Default”:

(i)                                     the Company’s failure to convert this Note in compliance with Section 3, provided that there shall be no Event of Default during any period of good faith disagreement regarding whether the Holder has satisfied all requirements to require conversion of the Note pursuant to Section 3 but only if the Company has promptly responded to any assertion by the Holder that the Note has converted into Common Stock pursuant to Section 3;

(ii)                                  the Company’s failure to pay to the Holder any Principal when and as due under this Note or any other amounts within five (5) days of when due under this Note;

(iii)                               bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company by a third party, shall not be dismissed within sixty (60) days of their initiation;

(iv)                              the commencement by the Company of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law;

(v)                                 the entry by a court of (A) a decree, order, judgment or other similar document in respect of the Company of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law; (B) a decree, order, judgment or other similar document adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal, state or foreign law; or (C) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of sixty (60) consecutive days;

(vi)                              the Grantor (as that term is defined in the Security Agreement) breaches any representation, warranty, covenant or other term or condition of its respective Security Agreement so as to materially impair the security interests provided for thereunder to the Secured Parties (as defined therein), except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) days;

(vii)                           the validity or enforceability of any material provision of any Transaction Document shall be contested by the Company, or a proceeding shall be commenced by the Company seeking to establish the invalidity or unenforceability thereof, or the Company shall deny in writing that it has any material liability or obligation purported to be created under any Transaction Document;

(viii)                        the Security Documents shall for any reason fail or cease to create a separate valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on the Collateral (as defined in the Security Agreement)

in favor of each of the Secured Parties (as defined in the Security Agreement) and such breach remains uncured for a period of five (5) days;

(ix)                              except as could not be reasonably expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement), the Company shall admit in writing, or any court of competent jurisdiction shall rule in a final non-appealable order, that a Person other than a Company Entity is the rightful owner of any patent that is included with the Collateral as of the date hereof; or

(x)                                 any Event of Default (as defined in the Senior Notes) occurs with respect to the Senior Notes.

(b)                                 Notice of an Event of Default. Upon the occurrence of an Event of Default, the Company shall within three (3) Business Days deliver written notice thereof (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may, by notice to the Company and subject to any limitations in the Subordination Agreement, declare this Note to be forthwith due and payable, whereupon the Principal, plus all reasonable costs of enforcement and collection (including court costs and reasonable attorney’s fees), shall immediately become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

5.                                      ADJUSTMENT OF CONVERSION RATE.

(a)                                 Adjustment of Conversion Rate upon Subdivision or Combination of Common Stock. If the Company subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, then the rate at which the Conversion Amount is convertible into Common Stock provided herein (collectively, the “Conversion Rate”) in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 5(a) shall become effective immediately after the effective date of such subdivision or combination.

(b)                                 Other Events.  In the event that the Company shall take any action to which the provisions of Section 5(a) are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution of the nature to be protected against by Section 5(a) or if any event occurs of the type contemplated by the provisions of Section 5(a) (i.e., proportional adjustments to reflect changes in the Company’s capital structure, but not anti-dilution protections based on the issuance price of new securities) but not expressly provided for by such provisions, then the Company’s Board of Directors shall in good faith determine and implement an appropriate adjustment in the Conversion Rate so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 5(a) will increase the Conversion Rate as otherwise determined pursuant to this

Section 5(a), provided further that if the Requisite Holders do not accept such adjustments as appropriately protecting the interests of the holders of the Notes against such dilution of the nature to be protected against by Section 5(a), then the Company’s Board of Directors and the Requisite Holders shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company unless such adjustment, as finally determined by such investment bank, is within three percent (3%) of the Company’s originally proposed adjustment, in which case such fees and expenses shall be borne by the Holders of the Notes.

6.                                      SUBORDINATION. The indebtedness evidenced by this Note is subordinated in right of payment to the prior payment in full of the Senior Creditor Indebtedness (as defined in the Subordination Agreement).

7.                                      NON-CIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, so long as this Note remains outstanding, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon conversion of this Note above the Conversion Rate then in effect and (b) shall take all such actions as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the conversion of this Note.

8.                                      RESERVATION OF AUTHORIZED SHARES.

(a)                                 Reservation. The Company shall at all times reserve and keep available out of its authorized but unissued shares Common Stock, solely for the purpose of effecting the conversion of this Note, no less than the maximum number of shares issuable on conversion of this Note (the “Required Reserve Amount”).

(b)                                 Insufficient Authorized Shares.  If, notwithstanding Section 8(a), and not in limitation thereof, at any time while this Note remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Note. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy (70) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its commercially reasonable efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board of Directors to recommend to the stockholders that they approve such proposal.

9.                                      COVENANTS. Until this Note has been converted or otherwise satisfied in accordance with its terms:

(a)                           Rank. This Note shall be pari passu with the Senior Notes in rights to collateral and liens. For the avoidance of doubt, and without limiting the generality of the immediately preceding sentence, (i) any debt incurred by the Company in a Bridge Financing (as defined in the Securities Purchase Agreement) as to which the Required Holders (as defined in the Securities Purchase Agreement) consent to be senior to the Senior Notes shall be senior to this Note to the same extent as it is senior to the Senior Notes; (ii) any debt incurred by the Company in a Bridge Financing as to which the Required Holders consent to be pari passu with the Senior Notes in right of payment shall be senior in right of payment to this Note; and (iii) any debt incurred by the Company in a Bridge Financing as to which the Required Holders consent to be pari passu with the Senior Notes in rights to collateral and liens shall be pari passu in rights to collateral and liens to this Note. Furthermore, unless otherwise agreed by the Holder, any debt incurred by the Company in a Bridge Financing that is junior to the Senior Notes in right of payment and/or rights to collateral and liens shall also be junior in the applicable such rights to this Note.

(b)                                 New Subsidiaries. Simultaneously with the acquisition or formation of each New Subsidiary, the Company shall cause such New Subsidiary to execute, and deliver to the Holder, all Security Documents (as defined in the Security Agreement) as requested by the Holder. Without the prior consent of the Holder, the Company shall not, directly or indirectly, acquire or form any New Subsidiary if such New Subsidiary would not be wholly-owned, directly or indirectly, by the Company.

(c)                                  Announcement of Qualifying IPO.  At such time as the Company determines that it will consummate a Qualifying IPO, it shall send a notice to the Holder (the “IPO Notice”) of the proposed consummation date of the Qualifying IPO (the “Announced IPO Date”) no later than twenty (20) calendar days prior to such Announced IPO Date. To the extent that the Announced IPO Date is subsequently advanced or delayed, the Company shall send an amended IPO Notice of the revised proposed consummation date of the Qualifying IPO to the Holder; provided, however, the Company may not advance the Announced IPO Date to a date less than five (5) Business Days after the date of the latest amending IPO Notice. If any Announced IPO Date is delayed, the amending IPO Notice will be deemed the establishment of a new Announced IPO Date and any Conversion Notice given based on a previously Announced IPO Date will be deemed cancelled unless the Holder affirms in writing the Conversion Notice as given.

10.                               SECURITY. This Note is secured to the extent and in the manner set forth in the Subordination Agreement, the Security Agreement and the other Security Documents.

11.                               DISTRIBUTION PARTICIPATION. If while this Note remains outstanding, the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note, pursuant to Section 3(a), immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

12.                               INTENTIONALLY OMITTED.

13.                               AMENDING THE TERMS OF THIS NOTE. Provisions of this Note may be amended only with the written consent of the Company and the Holder. For purposes of clarification and not of limitation, the security interests granted to the Holder pursuant to the Security Agreement may not be changed or reduced and no additional security interests may be granted in the Collateral (other than Permitted Encumbrances (as defined in the Securities Purchase Agreement)) without the express consent of the Holder.

14.                               TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company hereunder, subject only to the provisions of the Stockholders Agreement, the Subordination Agreement and any other restrictions expressly provided for or referred to herein.

15.                               REISSUANCE OF THIS NOTE.

(a)                                 Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will promptly issue and deliver upon the order of the Holder a new Note (in accordance with Section 15(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 15(d)) to the Holder representing the outstanding Principal not being transferred.

(b)                                 Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 15(d)) representing the outstanding Principal.

(c)                                  Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 15(d) and in principal amounts of at least $10,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d)                                 Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Sections 15(a) or 15(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, and (iv) shall have the same rights and conditions as this Note.

16.                               REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note.  The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

17.                               PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS.  If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

18.                               CONSTRUCTION; HEADINGS.  This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other

Transaction Documents shall have the meanings ascribed to such terms in such other Transaction Documents.

19.                               FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

20.                               INTENTIONALLY OMITTED.

21.                               NOTICES; PAYMENTS.

(a)                                 Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the Stockholders Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) promptly following any adjustment of the Conversion Rate, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least ten (10) days prior to the date on which the Company closes its books or takes a record with respect to any dividend or distribution upon the Common Stock.

(b)                                 Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing, provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

22.                               CANCELLATION. After all Principal and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

23.                               WAIVER OF NOTICE.  To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

24.                               GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

25.                               CERTAIN DEFINITIONS.  For purposes of this Note, the following terms shall have the following meanings:

(a)                                 “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or the State of California are authorized or required by law to remain closed.

(b)                                 “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(c)                                  “Conversion Amount” means, as of the date of calculation, the sum of the outstanding and unpaid Principal plus any other unpaid amounts due under this Note.

(d)                                 “Maturity Date” shall mean September 17, 2014, which date will automatically be extended to March 17, 2015, provided that (i) all legal and regulatory requirements for the registration statement for the Qualifying IPO to be declared effective within 48 hours after the filing by the Company of a notice of acceleration with the SEC prior to September 17, 2014 have been satisfied (other than legal and regulatory requirements that would have been satisfied but for the failure of the underwriters to take customary actions in connection with such offering), and (ii) either (A) MDB Capital Group LLC or another lead/managing underwriter for the Qualifying IPO shall have written to the Company prior to September 17, 2014 to indicate that it does not then believe it can complete the Qualifying IPO before September 17, 2014 at a pre-money valuation at or above $9,000,000, or (B) MDB Capital Group LLC or another lead/managing underwriter for the Qualifying IPO shall have failed to respond within three (3) Business Days to a request by the Company for a written statement to the effect that the Qualifying IPO can be completed during the Initial Term at a pre-money valuation at or above $9,000,000.

(e)                                  “New Subsidiary” means, as of any date of determination, any Person in which the Company after the date hereof, directly or indirectly, (i) owns or acquires any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing, collectively, “New Subsidiaries.”

(f)                                   “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(g)                                  “Qualifying IPO” means an underwriting of the Common Stock of the Company, registered for public distribution on a registration statement on Form S-1 (or other available registration statement form), for intended gross proceeds of not less than $8,000,000 (excluding any overallotment option).

(h)                                 “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(i)                                     “Securities Purchase Agreement” means that certain securities purchase agreement, dated as of the date hereof, with certain prospective investors in the Company, under which the Company will issue and sell to such investors Senior Secured Convertible Promissory Notes in the aggregate principal amount of at least $6,500,000, as it may be amended from time to time.

(j)                                    “Security Agreement” means collectively (i) that certain security agreement, dated as of the date hereof, by and among the Company and the Holder, as it may be amended from time to time; and (ii) that certain security agreement, dated as of the date hereof, by and among Resonant LLC and the Holder, as it may be amended from time to time.

(k)                                 “Security Documents” means the Security Agreement and any other security documents and agreements entered into in connection with the Security Agreement, as each may be amended or modified from time to time.

(l)                                     “Senior Notes” means the Senior Secured Convertible Notes issued pursuant to the Securities Purchase Agreement in the original principal amount, and on such other material terms, as when originally issued.

(m)                             “Stockholders Agreement” means that certain stockholders agreement, dated the date hereof, by and among the Company, the Holder, Terry Lingren, Robert Hammond, Neal Fenzi, and MDB Capital Group, LLC, as it may be amended from time to time.

(n)                                 “Subordination Agreement” means that certain subordination agreement, dated as of the date hereof, by and among the Holder and the initial holders of the Senior Notes, as it may be amended from time to time.

(o)                                 “Transaction Document” means this Note, the Subordination Agreement, the Security Agreement and the other Security Documents.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Subordinated Senior Secured Convertible Note to be duly executed as of the Issuance Date set out above.

RESONANT INC.

By:	/s/ Terry Lingren
Name: Terry Lingren
Title: Chief Executive Officer

EXHIBIT I

RESONANT INC.
CONVERSION NOTICE

Reference is made to the Subordinated Senior Secured Convertible Note (the “Note”) issued to the undersigned by Resonant Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Holder:

By:

Title:

Dated:

EXHIBIT II

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby covenants to issue the above indicated number of shares of Common Stock.

RESONANT INC.

By:
Name:
Title: